UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2011

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

____________________________

Illinois	000-50316	36-3596839
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
c/o Dearborn Capital Management, L.L.C. 626 West Jackson Blvd., Suite 600 Chicago, Illinois		60661 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 756-4450

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, on October 31, 2011, the Securities Investor Protection Corporation (“SIPC”) initiated bankruptcy proceedings and the liquidation of MF Global Holdings Ltd., the parent of MF Global Inc. (collectively “MF Global”), one of the clearing brokers of Grant Park Futures Fund Limited Partnership (“Grant Park”). Currently, approximately 1.7%, or $14.5 million, of Grant Park’s assets remain at MF Global and are held in cash and U.S. Treasury bills in customer segregated or secured accounts.

Although it is under no obligation to do so, in light of the MF Global bankruptcy proceedings and in order to limit the losses that Grant Park may suffer as a result thereof, Dearborn Capital Management, LLC (“Dearborn”), Grant Park’s general partner, has voluntarily agreed to provide a one-time reimbursement of any actual non-trading losses incurred by Grant Park as a direct result of the MF Global bankruptcy and the related uncertainty as to the ultimate recoverability of Grant Park’s assets currently held by MF Global, up to an amount not to exceed $3 million.

Grant Park and Dearborn have entered into an agreement whereby, subject to certain terms and conditions, Dearborn agrees to make a cash contribution to Grant Park equal to the actual non-trading losses, if any, actually and finally determined by Dearborn, in its sole discretion as general partner of Grant Park, to have been incurred by Grant Park as a direct result of the MF Global bankruptcy up to a maximum loss of $3 million. The agreement does not obligate or bind Dearborn in any way with respect to the reimbursement of any additional or future losses, capital or expenses of any kind whatsoever, either in connection with any proceedings involving MF Global or any of Grant Park’s other clearing brokers, commodity trading advisors or otherwise.  Dearborn is under no obligation whatsoever to reimburse Grant Park for any losses, fees, expenses or other amounts except as set forth in its limited partnership agreement and pursuant to the disclosures set forth in its current prospectus.  In the event Dearborn makes a cash contribution to Grant Park under the agreement and the amount of such contribution exceeds the amount of Grant Park's assets recovered from MF Global subsequent to such contribution, Grant Park will reimburse Dearborn for such excess amount.

Dearborn continues to monitor the situation relating to MF Global and is attempting to effect the orderly transfer of all of Grant Park’s remaining cash balances currently held at MF Global to its accounts at R.J. O’Brien & Associates. However, there can be no assurances when or if Grant Park will have access to any or all of its assets that remain in accounts held at MF Global or as to the amount or value of those assets under the SIPC liquidation. Any losses ultimately suffered by Grant Park as a result of the MF Global bankruptcy may exceed $3 million.

 NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the general partner’s current expectations about the future results, performance, prospects and opportunities of Grant Park. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in Grant Park’s current prospectus and the reports and other filings Grant Park makes with the SEC, and unknown, that could cause Grant Park’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this report, as a result of new information, future events or changed circumstances or for any other reason after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP
	By:	Dearborn Capital Management, L.L.C.
Date: November 18, 2011		its General Partner
	By:	/s/David M. Kavanagh
David M. Kavanagh
President